UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

EAGLE BANCORP MONTANA, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34682	27-1449820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Prospect Avenue Helena, Montana (Address of Principal Executive Offices)	59601 (Zip Code)

(406) 442-3080
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On March 30, 2010, Eagle Bancorp Montana, Inc. filed a Current Report on Form 8-K under Item 8.01 disclosing, among other things, that the stockholders of Eagle Bancorp approved the Amended and Restated Plan of Conversion and Reorganization of Eagle Financial MHC at a special meeting of stockholders.  The Company is filing this Current Report on Form 8-K/A to disclose the voting results of the Eagle Bancorp special meeting of stockholders.  A proxy statement for a Special Meeting of Stockholders of Eagle Bancorp was mailed on February 23, 2010.  Proxies were solicited and voted at the Special Meeting held on March 30, 2010 on the following:

1.           Approval of the Amended and Restated Plan of Conversion and Reorganization pursuant to which (a) Eagle Financial MHC, which currently owns 60.4% of the common stock of Eagle Bancorp, will merge with and into Eagle Bancorp Montana, Inc., with Eagle Bancorp being the surviving entity, (b) Eagle Bancorp will merge with and into Eagle Bancorp Montana, Inc., a Delaware corporation recently formed to be the holding company for American Federal Savings Bank, with Eagle Bancorp Montana, Inc. being the surviving entity, (c) the outstanding shares of Eagle Bancorp, other than those held by Eagle Financial MHC, will be converted into shares of common stock of Eagle Bancorp Montana, Inc. and (d) Eagle Bancorp Montana, Inc. will offer shares of its common stock for sale in a subscription offering and community offering, and, if necessary, a syndicated community offering.

FOR	AGAINST	ABSTAINING
900,781	91,763	7,899

2.           The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Plan of Conversion and Reorganization.

FOR	AGAINST	ABSTAINING
896,929	95,690	7,824

There were also several informational proposals provided to stockholders.  These proposals concerned certain provisions in the certificate of incorporation of Eagle Bancorp Montana, Inc.  However, stockholders were advised in proxy materials that the rules of the Office of Thrift Supervision regarding mutual to stock conversion do not provide for votes on matters other than the Plan of Conversion and Reorganization.  No computation of such votes was, therefore, undertaken.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Eagle Bancorp Montana, Inc.

By:	/s/ Clint J. Morrison
Clint J. Morrison
Senior Vice President & CFO

Date:  April 21, 2010